                                                                    Exhibit 10.2

                        TELEMARKETING SERVICES AGREEMENT
                        --------------------------------

         This Agreement is effective as of January 1, 2002, between Citicorp
                                           ---------
Credit Services, Inc., having a place of business at One Court Square, Long Island City, New York 11120 ("CCSI") and RMH, Inc. having a place of business at 40 Morris Avenue, Bryn Mawr, PA 19010 ("Vendor"). The Agreement sets forth the terms and conditions governing the services that Vendor shall provide to CCSI.

ARTICLE 1.  VENDOR RESPONSIBILITIES
            -----------------------

1.1 Vendor shall provide to CCSI the outbound telemarketing services described in the attached Exhibit 1 ("Services") pursuant to the
                                   ---------
         provisions of this Agreement. Performance, quality and employee security standards, and Service fees (with applicable taxes separately itemized) are set forth in Exhibit 1. If additional services are to be
                                    ---------
         covered by this Agreement, Vendor and CCSI shall prepare additional sequentially numbered Exhibits signed by both parties.

1.2 CCSI shall retain Vendor, on a non-exclusive basis, from time to time, at CCSI's sole discretion, in connection with the Services recited herein.

1.3 Vendor may not assign any part of the Services without CCSI's prior written approval. Notwithstanding such approval, Vendor shall remain responsible for all obligations under this Agreement and for the acts or omissions of its agents or subcontractors.

1.4 To the extent Vendor performs Services on the premises of CCSI or its corporate affiliates, Vendor shall observe the working hours and policies, security measures and holiday schedules of CCSI.

1.5 While this Agreement is in effect, and for a period of six (6) months after the termination of this Agreement, neither party shall hire or solicit the employment of any person whom the other party employed during the period of this Agreement or the six-month period preceding this Agreement's effective date. The obligations of this Article 1.5 shall survive the termination of this Agreement.

1.6 Vendor agrees to maintain a "Do Not Call" process at its facilities. Vendor shall send prospects or cardholders "Do Not Call" requests to CCSI or its designee on a weekly basis in a format mutually agreed upon.

1.7 Vendor shall: (a) comply with all applicable laws while performing Services (including, without limitation, federal and state telemarketing sales laws and regulations); (b) obtain all necessary consents and authorizations, and comply with any licensing requirements with respect to its business prior to providing Services; (c) ensure that none of the Services will infringe on the proprietary or ownership rights of any party; (d) calculate, report, and remit all sales, use, excise, or similar taxes related to its performance of Services; and
         (e) be solely liable for any taxes, penalties, or interest which may be imposed due to Vendor's failure to timely file returns or deposit appropriate taxes of any nature whatsoever. Vendor shall provide to CCSI, at least once each calendar year upon request, Vendor's certification of compliance and supporting compliance manual relating to the Services.

1.8 Vendor shall obtain CCSI's prior written approval of all scripts, screens and other training/guidance materials to be used in connection with the Services.

1.9 Vendor shall comply with the Data Security Requirements for Vendors, subject of Exhibit 2.
                    ---------

ARTICLE 2.  CCSI RESPONSIBILITIES
            ---------------------

2.1 In consideration of the Services to be performed, CCSI shall pay Vendor the fees set forth in Exhibit 1. In accordance with the provisions of
                               ---------
         this Agreement, CCSI shall reimburse Vendor for reasonable and necessary out-of-pocket expenses that Vendor incurs while performing Services. Vendor shall obtain CCSI's approval in writing prior to incurring such additional expenses.

2.2 From time to time, CCSI shall instruct Vendor how to submit itemized invoices or other expense documentation. In the event of Vendor's (a) failure to comply with such instruction or (b) submission for reimbursement of expenses that are questionable or inadequately documented, CCSI may withhold payment of any such invoices or expenses. Pending resolution of any disputed amount, such non-payment will not constitute CCSI's breach of this Agreement. CCSI shall reimburse authorized expenses submitted up to thirty (30) days after the termination of this Agreement. Upon termination of this Agreement, CCSI shall pay Vendor for any sums owed for Services that Vendor performed prior to the termination date if such sums are not in dispute.

2.3 CCSI shall: (a) comply with all applicable laws while performing its responsibilities; and (b) obtain all necessary consents and authorizations prior to performing its responsibilities.

ARTICLE 3.  VENDOR'S EMPLOYEES
            ------------------

3.1. Vendor agrees to conduct such through investigations of all employees who provide Services hereunder, in accordance with CCSI guidelines set forth herein, and conduct any additional investigations or interviews deemed reasonably necessary by CCSI.

3.2. Each employee of Vendor who works on Services and who has or will have access to sensitive Information (as defined hereinafter) must have a background check completed for crimes of fraud and breach of trust. If it is determined that any employee has been convicted of either of these crimes, such employee may not work perform work related to the Services. In lieu of such background checks, Vendor may elect to have its employees work in a strictly penless and paperless environment, provided such policy is strictly enforced and communicated clearly to all employees. Under these circumstances, employees shall not be permitted to have access to paper and pens or other writing implements at their work stations, whether in their personal belongings or otherwise.

3.3. Vendor shall promptly replace any employee who fails to comply with the procedures and policies established by CCSI with respect to its Services, including without limitation those pertaining to confidentiality and telemarketing. CCSI shall have the right to require Vendor to replace any employee CCSI shall identify as failing to comply with any of the procedures and policies established pursuant to this Agreement with respect to the Programs.

3.4. Vendor shall ensure that all employees who provide Services shall be advised of the obligations set forth in Article 3 of this Agreement and sign a statement of understanding, in a form satisfactory to CCSI, in which each such employee agrees to be bound by the terms thereof.

3.5. Vendor shall maintain a sufficient number of employees to support all services required to be performed hereunder in compliance with the terms of this Agreement, including, without limitation, information systems support staff and account management staff. Vendor shall use its best efforts not to transfer employees dedicated to provide Services to other unrelated areas to ensure continuity of Services. Vendor shall notify CCSI of any termination of any employee who has violated any legal requirements associated with the provision of Services within 24 hours following the notice of such termination.

3.6. Vendor shall obtain CCSI's written approval, not unreasonably withheld or delayed, prior to launch of the Program, in order to offer incentives or other variable compensation to its telemarketing representatives based on number of sales in connection with the Program.

ARTICLE 4.  WORK PRODUCT
            ------------

Vendor agrees that any Work Product it produces at the request of and funded by CCSI pursuant to this Agreement, or any pre-existing work product that it modifies exclusively for CCSI, at CCSI's expense, in the course of providing Services, excluding any Work Product pertaining to system interfaces, shall be considered "work for hire" and the property of CCSI, unless otherwise agreed to in writing. If and to the extent that the Work Product is a "work made for hire," Vendor hereby assigns all rights, title and interest in the Work Product, including but not limited to the copyright, to CCSI. Vendor shall not use such work for hire for the benefit of any party other than CCSI or its corporate affiliates. The term "Work Product" shall mean all marketing materials, proposals, plans, film, tapes, recordings, telemarketing scripts, training materials, documents, research materials and any other new or unique materials designed or created by Vendor exclusively for or at the request of CCSI. The provisions of this Article 4 shall survive the termination of this Agreement.

ARTICLE 5.  QUALITY ASSURANCE; SERVICE LEVELS
            ---------------------------------

5.1. Vendor, on behalf of CCSI, shall audio record [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the sale portion of all telemarketing calls made by customers and verify [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of all sales resulting from such calls. Vendor shall use all reasonable efforts to correct any problems identified by CCSI within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] following receipt of notice in writing from CCSI or, within such [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] period, advise CCSI of the status of any such problem and request an extension of time or obtain direction from CCSI if any problem cannot reasonably be corrected with [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Audio recordings shall be stored by Vendor or a third party chosen by Vendor for a period of seven (7) years. If the Vendor utilizes a third party for the storage of audio recordings CCSI will be notified in writing.

5.2. Vendor shall monitor each employee engaged in providing Services and evaluate each such employee's performance in a written format approved by CCSI. Upon CCSI's request, Vendor shall provide such evaluations to CCSI for its review. CCSI shall have the right to conduct scheduled and unscheduled remote monitoring of all such employees coordinated through Vendor's Quality Assurance Department. CCSI shall be entitled from time to time, with prior notice and at its option and expense, to send a representative to inspect the facility(ies) at which telemarketing calls are being conducted.

5.3. All data entry services performed with respect to the Services shall meet an accuracy standard of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Quality reports are generated by CCSI on a calendar month basis. CCSI shall provide Vendor with a report on data quality within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] following any data quality sampling and evaluation by CCSI to enable Vendor to remedy any problems identified in such report in an expeditious manner. Vendor shall have [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] from receipt of such report to present CCSI its plan to cure any such problem and the remainder of the month in which such problem was identified to effectuate such cure. In the event the Vendor fails to cure any such problem within the foregoing period, then for each [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] below the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] standard, the Vendor will rebate/reimburse CCSI [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of calling that month on the programs covered under the quality report.

5.4. If, during any telemarketing campaign, Vendor materially deviates from Citibank or CCSI standards and procedures as provided to Vendor by CCSI for each campaign or appended to this Agreement as Exhibit 3, without
                                                            ---------
         CCSI's written authorization, or deviates from such standards and procedures in any manner which has an adverse impact on CCSI or any Cardholder, CCSI shall notify Vendor immediately following detection of any deviation and Vendor shall have [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] from receipt of notification to present CCSI with its plan to cure such deviation and [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] to effectuate such cure to the satisfaction of CCSI. In the event that the Vendor fails to cure such deviation within such [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], the telemarketing fees payable by CCSI to Company for such campaign shall be reduced by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for a maximum period of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

5.5. In the event Vendor, or any subcontractor and agent authorized to perform services hereunder, during the course of telemarketing solicitations (i) fails to obtain verification of a customer's agreement to enroll in the Program; or (ii) enrolls a customer in a Program notwithstanding the fact that the customer either did not indicate a desire to be enrolled or indicated a desire not to be enrolled in such program, then, for each such event Vendor shall pay Bank [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] as a penalty; in the event the amount of failures exceeds [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] during a one-year period, Vendor shall pay Bank [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each such failure exceeding [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Any such payment will be in addition to (not in lieu of) any other rights, damages or remedies that Bank is entitled to under the terms of this Agreement or any applicable law.

ARTICLE 6.  CONFIDENTIALITY
            ---------------

6.1. In performing Services, Vendor will have access to information that is confidential and proprietary to CCSI and CCSI may have access to information that is confidential and proprietary to Vendor ("Information"). Information, which may be oral or in written/electronic form, may include, without limitation: (a) names, addresses, telephone numbers, and demographic, behavioral, and credit information relating to Citibank or affiliated cardmembers or potential cardmembers; (b) marketing strategies, targeting methods, pricing, product lines, and other CCSI business objectives; and (c) marketing strategies, business methods and other proprietary information pertaining to Vendor. Vendor shall use Information only for the purpose of providing Services and not for any other purpose. Neither CCSI nor Vendor shall accumulate in any way or make use of Information of the other party for any purpose other than as necessary to facilitate their business relationship in accordance with the terms of this Agreement. Vendor shall ensure that only its employees, authorized agents, or subcontractors who need to know Information to perform Services will receive Information and that such persons agree in writing to be bound by the provisions of this Article 3. Without the other party's prior written consent, neither party may disclose Information of the other party to any unauthorized party. Each party shall treat Information of the other party with at least the same degree of care that it treats its own confidential information and shall prevent disclosure of such Information to unauthorized parties. Each party shall notify the other party immediately of any loss or unauthorized disclosure or use of Information of the other party that comes to its attention.

6.2. The obligations with respect to Information shall not apply to Information that: (a) either party already knew; (b) either party received from a third party which had the right to make such disclosure: (c) either party specifically authorizes the other party to disclose; (d) either party developed independently; (e) is in or becomes part of the public domain through no fault of either party; or
          (f) a party is ordered to disclose by law or regulation or by a court or agency with appropriate jurisdiction; provided that the party so
                                                   -------- ----
          ordered to disclose provides satisfactory evidence of any such basis for exclusion from the obligations governing Information.

6.3. CCSI and Vendor agree that their use of Information shall comply with applicable law and the stated privacy and compliance policies of CCSI or its affiliate, Citigroup Inc.

6.4. Each party agrees that any unauthorized use or disclosure of Information of the other party may cause immediate and irreparable harm to such other party for which money damages may not constitute an adequate remedy. In that event, each party agrees that injunctive relief may be appropriate.

6.5. Upon demand, or upon the termination of this Agreement, each party shall comply with the other party's instructions regarding the disposition of Information in its possession or control.

6.6. Unless necessary for the performance of Services or required by the rules of any stock exchange, Vendor shall not use CCSI's name or the name of a CCSI affiliate in any sales publication or advertisement or make any public statement relating to CCSI or its affiliates without obtaining CCSI's prior written consent, which consent shall not be unreasonably withheld. CCSI may, in its discretion, share general information about Vendor's performance under this Agreement with its agents and affiliates. Vendor recognizes that it has no right, title, interest, proprietary or otherwise, in or to any name, logo, copyright, service mark or trademark owned by CCSI or its affiliates.

6.7. The obligations of this Article 6 shall survive the termination of this Agreement.

ARTICLE 7.  CONTINGENCY AND DISASTER RECOVERY PLANS
            ---------------------------------------

In order to ensure that there is no disruption of operations with respect to the Services, Vendor agrees to have in place and implement, when necessary, a contingency plan, approved by CCSI, that will enable Vendor to continue operations in the event of a significant disturbance in its normal operations and disaster recovery plan to ensure that duplicate copies of all data relating to the Programs are stored in a secure manner and can be retrieved in the event that a disaster disrupts Vendor's operations. In this regard, CCSI has requested, and Vendor has agreed that the recovery plan will include a plan whereby Vendor will continue to provide Services in its various facilities, as well as have a second shared facility available for additional Services for continuation of business ("COB") as well as for additional growth. Copies of the contingency plan and disaster recovery plan are appended to this Agreement as

Exhibit 4. Vendor agrees to conduct full tests of the approved plans at least
---------
once each year during the term of this Agreement.

ARTICLE 8.   INSURANCE
             ---------

While this Agreement is in effect, Vendor shall obtain and maintain all insurance coverage required by federal or state law, including, without limitation, workers' compensation and disability insurance. Vendor shall also maintain the following minimum insurance coverage: (a) comprehensive general liability insurance for bodily injury, death, and property damage with a per occurrence limit of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], with such policy to include broad form contractual liability, advertisers liability, and personal injury coverage; and (b) worker's compensation and employer's liability coverage of at least [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. At CCSI's request, Vendor shall promptly provide to CCSI certificates from its insurers indicating the amount of insurance coverage, nature of such coverage, and expiration date of each applicable policy. Vendor shall name CCSI an additional insured on all certificates of such insurance and shall require its insurers to provide CCSI with at least 30 days prior notice of any change in the coverage required hereunder.

ARTICLE 9.   AUDITS
             ------

9.1. In order to verify Vendor's compliance with this Agreement, CCSI shall have the right to conduct quarterly reviews of Vendor's performance hereunder ("Audit"). CCSI shall give Vendor reasonable advance notice of any Audit, and the parties shall schedule a mutually convenient time for any Audit. Notwithstanding the above, CCSI may conduct an Audit on 24 hours' prior written or telephonic notice to Vendor if CCSI reasonably believes that Information has been or is about to be disclosed in an unauthorized manner.

9.2. An Audit may include, without limitation, inspection and review of all aspects of Vendor's business practices related to Vendor's performance of Services provided to CCSI. Vendor shall cooperate fully with CCSI in any Audit and shall give CCSI and its auditors access to its premises for conducting an Audit. Any authorized representative of CCSI may conduct an Audit.

9.3. If an Audit leads CCSI to conclude that Vendor breached the provisions of this Agreement or that any of Vendor's business practices related to its performance of Services present a risk of unauthorized disclosure of Information, Vendor shall use its best efforts to change such business practices as soon as possible to the reasonable satisfaction of CCSI. At its option, CCSI may terminate this Agreement upon 30 days prior notice if Section 9.3 becomes operative.

9.4. Vendor agrees that any regulatory authority with jurisdiction over CCSI's activities, including, without limitation, the Office of the Comptroller of the Currency, shall have the right at any time during Vendor's normal business hours to conduct audits of Vendor's books, records and operations pertaining to the Services.

ARTICLE 10.  INDEMNIFICATION
             ---------------

10.1 Vendor shall hold CCSI, its corporate affiliates, and their directors, officers, employees and agents harmless form and indemnify them against any and all claims, suits or proceedings, liabilities, losses, damages and expenses whatsoever, including reasonable outside attorneys' and experts' fees (collectively, "Losses") arising out of or in connection with:

         (i) Any claim by a third party, including but not limited to, cardmembers or any other individuals with whom Vendor's employees and agents speak with respect to Vendor's provision of the Services, including, without limitation, any material deviation from materials of scripts provided to Vendor by CCSI, violates any right or property interest of a third party, including, without limitation, any such right or property interest based upon copyright, defamation, privacy, plagiarism, privacy, trademark or trade secret;

         (ii) A breach by Vendor of any representation, warranty or covenant, including, but not limited to, those herein, made by Vendor to cardmembers or potential cardmembers or CCSI; and

         (iii) Any violation by Vendor or any agent of federal, state or local laws or regulations applicable to Vendor's activities under this Agreement.


10.2 CCSI shall hold Vendor, its directors, officers, employees and agents harmless form and indemnify them against any and all Losses arising out of or in connection with any claim that a script provided by CCSI violates any right or property interest of any third party including, without limitation, any such right based upon copyrights, defamation, privacy, plagiarism, piracy, trademark or trade secret.

10.3 Each party shall afford the indemnified party the opportunity to defend or participate in the defense of an indemnified claim and shall make no settlement of such claim specifically naming or directly affecting the indemnified party without CCSI's written approval.

10.4 Additionally, Vendor shall reimburse CCSI for any out of pocket expenses incurred as a direct result of Vendor's negligence, misconduct or error in performing the Services, including costs of CCSI adjusting Cardmembers' account balances, refunding charges or otherwise duplicating the agreed Services.

10.5 The provisions of this Article 10 shall survive the termination or expiration of this Agreement.

ARTICLE 11.  REPRESENTATIONS, WARRANTIES AND COVENANTS
             -----------------------------------------

Vendor represents, warrants and covenants that:

         (i) During the term of this Agreement, the Services shall conform at all times to the description of and level of program standards set forth in Exhibit 1 appended hereto;
                            ---------

         (ii) It is duly authorized to enter into this Agreement and to perform its obligations hereunder; and

         (iii) Its performance and that of its agents under this Agreement shall at all times be in compliance with all relevant federal, state and local laws and regulations.

ARTICLE 12.  TERM AND TERMINATION OF AGREEMENT
             ---------------------------------

12.1 This Agreement is effective on the date first written above and will remain in effect for 24 months thereafter or unless otherwise terminated as set forth herein. Either party may terminate this Agreement for breach by the other party upon providing written notice of termination. However, not withstanding the foregoing, either party may terminate this

         Agreement at any time, with or without cause, upon providing 90 days' prior written notice to the other.

12.2 Breach of this Agreement by either party includes, without limitation, the following circumstances: (a) failure to perform any material obligation hereunder that remains uncured after 30 days' prior written notice; (b) the admission in writing of the inability to pay debts generally as they become due or the taking of any corporate action tantamount to such admission; (c) ceasing to do business as a going concern; (d) making any assignment for the benefit of creditors; (e) selling all or substantially all of its stock or assets; or (f) having such stock or assets acquired by or transferred to any third party.

12.3 If bankruptcy proceedings are commenced with respect to either party ("Debtor") and if this Agreement has not otherwise terminated, then the other party may suspend all further performance of this Agreement until Debtor assumes or rejects this Agreement pursuant to Article ss. 365 of the Bankruptcy Code or any similar or successor provision. The other party's suspension of further performance pending Debtor's assumption or rejection will not be a breach of this Agreement and will not affect the other party's right to pursue any of its rights under this Agreement.

12.4 The rights of the parties to terminate this Agreement are not exclusive of any other rights and remedies they may have at law for damages or otherwise, except the right specifically precluded in Article 13 below.

ARTICLE 13.  JURISDICTION AND WAIVER OF JURY TRIAL
             -------------------------------------

This Agreement and the respective rights and obligations of the parties shall be governed by the laws of the State of New York. VENDOR AND CCSI HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR LITIGATION BROUGHT AGAINST THE OTHER WITH RESPECT TO THIS AGREEMENT OR VENDOR'S PERFORMANCE OF SERVICES.

ARTICLE 14.  INDEPENDENT CONTRACTOR
             ----------------------

Vendor shall perform the Services as an independent contractor, and nothing contained in this Agreement or otherwise shall be deemed to create any employment, partnership, or joint venture between Vendor and CCSI. Vendor acknowledges that Services performed are solely within its control, and neither Vendor nor any of its employees will hold itself out as anything but an independent contractor to CCSI.

ARTICLE 15.  NOTICES
             -------

Any notice or communication required under this Agreement will be effective when received and sufficient if given in writing and delivered by certified mail, registered mail, or by an overnight delivery service of general commercial use (such as UPS, Federal Express, or Airborne) addressed as follows:

To CCSI:    Citicorp Credit Services, Inc.
            One Court Square
            Long Island City, NY 11120
            Attention: Linda Goldstein, Vice President

To Vendor:  RMH, Inc.
            40 Morris Avenue
            Bryn Mawr, PA 19010
            Attention: Paul Burkit , EVP Sales and Marketing

ARTICLE 16.  ENTIRE AGREEMENT; AMENDMENT; ASSIGNMENT
             ---------------------------------------

16.1 This Agreement, together with any attached Exhibits, shall constitute the entire Agreement between CCSI and Vendor with respect to Services and shall supersede all prior agreements respecting those Services.

16.2 This Agreement is and shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and permitted assigns and may not be changed or modified except in a writing signed by both parties.

16.3 This Agreement and its obligations may not be assigned by either party except upon written consent of the other party. However, CCSI may assign any of its rights or obligations under this Agreement to a corporate affiliate with the necessary resources to perform this Agreement upon providing written notice to Vendor.

ARTICLE 17.  WAIVER; SEVERABILITY
             --------------------

17.1 A failure or delay of either party to enforce any of the provisions of this Agreement may in no way be construed to be a waiver of such provision.

17.2 Any provision of this Agreement that is invalid, illegal, or unenforceable for any reason shall be ineffective only to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions or rendering any other provision of this Agreement invalid, illegal, or unenforceable.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first written above.

CITICORP CREDIT SERVICES, INC.

By: /s/ [ILLEGIBLE]                        By: /s/ Paul J. Burkitt
    -------------------------------            ---------------------------------
Name: _____________________________        Name:   Paul J. Burkitt
                                                 -------------------------------
Title: ____________________________        Title:  EVP Sales & Marketing
                                                 -------------------------------
Date:  ____________________________        Date:   1-14-02
                                                 -------------------------------

                              SERVICES AND PRICING

              [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

                                                                       EXHIBIT 2
                                                                       ---------

                     DATA SECURITY REQUIREMENTS FOR VENDORS

To ensure the confidentiality pursuant to the Agreement and proprietary control by CCSI, Vendor must have the following controls in place:

1. System access controls (e.g., user ID's and passwords) to CCSI data must be in place and shall address on-site data, remote/dial-in access, and backup data, as applicable.

2. Magnetic media (e.g., tapes and cartridges) must be labeled as proprietary, confidential information of CCSI, both on the physical media and within data files (e.g., header records).

3. Magnetic media labeled as containing CCSI data must be used solely and exclusively for CCSI purposes; media containing CCSI data shall not be used for third party purposes (other customers, etc.), even on a temporary basis, unless authorized in writing by CCSI.

4. Responsibilities for media library management shall be assigned to specific employees of Vendor. Physical access to the media library shall be restricted only to those Vendor personnel who require access to perform assigned duties.

5. Third parties (e.g., Vendor visitors) must never have unnecessary physical access to CCSI media except to the extent required by law, emergency/fire, etc. Vendor shall take appropriate control measures to ensure media do not depart Vendor premises except as designated by CCSI.

6. Media library inventory records must be maintained systematically and current. Periodic physical inventories shall be performed by Vendor and discrepancies remedied in a timely manner. Any unresolved discrepancies involving CCSI data must be communicated immediately to CCSI.

7. Retention requirements for media must be established to coincide with the useful life of CCSI data being retained; data must not be retained beyond a reasonable period after the useful life has expired.

8. When CCSI data or media/hardware containing CCSI data is no longer required by Vendor, proper data destruction (e.g., "scratch") procedures must be employed.

9. Vendor responsibilities as outlined above must be communicated in writing to applicable employees of Vendor (e.g., through written procedures or through employee confidentiality agreements) and shall state appropriate penalties for non-compliance.

* * * * *

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                 CITIBANK TELEMARKETING STANDARDS AND PRACTICES
                 ----------------------------------------------

                                  As of 10/9/01

              [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]